Douglas Emmett

Earnings Results & Operating Information

Second Quarter 2015

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Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal markets of Southern California and Hawaii, with a total portfolio that includes 15.5 million square feet of Class A office properties and 3,336 apartment units.

•
Office Fundamentals: Average office rents in our core Los Angeles submarkets are rising at or above 10% per year. Comparing third party office leases signed during the second quarter to the prior leases covering the same space, starting cash rents were 6.1% higher than the expiring rent and the straight line rents were up 21.1%. Even with our focus on rental rates, we leased 679,084 square feet during the second quarter, bringing the leased rate for our total office portfolio to 92.8% and our occupancy to 90.9%.

•	Multifamily Fundamentals: Our multifamily portfolio was fully leased, with average asking rents 4.8% higher than in the second quarter of 2014.

•
Financial Results: Compared to the prior year quarter, (i) our Funds From Operations (FFO) increased by 0.3% to $71.0 million; (ii) our Adjusted Funds From Operations (AFFO) increased by 4.8% to $59.6 million; (iii) our GAAP net income attributable to common stockholders increased by 0.6% to $13.4 million; and (iv) our same property cash NOI increased by 2.0% to $96.2 million.

•	Debt: Our net consolidated debt to enterprise value was 42% at June 30, 2015, and we have no material debt maturities in 2015. Our recent debt activity included:

•
On April 15, 2015, we closed a non-recourse $340 million interest only term loan. The loan matures in April 2022 and its interest is effectively fixed at 2.77% per annum until April 2020. We used the proceeds from this loan to pay down (i) $140 million of a $400 million loan due in 2017 and (ii) the entire outstanding balance on our $300 million credit line.

•	On July 1, 2015, we paid off the remaining $260 million of a $400 million term loan due in 2017 using cash on hand and funds from our credit line.

•
On July 27, 2015, we closed a secured, non-recourse $180 million interest only loan. The loan bears interest at Libor plus 1.45%, which has been effectively fixed at 3.06% per annum until July 2020 through an interest rate swap. The new loan is secured by one of our office properties and, including a two year extension option, effectively matures in July 2022. We used the proceeds from this loan and cash on hand to pay down the balance on our credit line.

During the remainder of 2015, we plan to continue our debt refinancing program to extend our maturities.

•
Dividends: On July 15, 2015, we paid a quarterly cash dividend of $0.21 per common share, or $0.84 per common share on an annualized basis, to our shareholders of record on June 30, 2015.  Our strong 61.2% AFFO payout ratio leaves us with ample liquidity as well as room for additional dividend growth.

•
Guidance: We are raising our 2015 guidance for FFO by two cents to between $1.61 to $1.65 per share and for AFFO by the same two cents to between $1.24 to $1.28 per share. For details, please see page 23.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Second Quarter 2015 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of June 30, 2015

Office Portfolio	Consolidated	Total Portfolio(1)
Properties	54	62
Rentable square feet (in thousands)	13,692	15,516
Leased rate	92.4%	92.8%
Occupancy rate	90.5%	90.9%

Multifamily Portfolio		Consolidated
Properties		10
Units		3,336
Leased rate		99.8%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$26.94
Shares of common stock outstanding	146,292
Fully diluted shares outstanding	177,083
Equity capitalization(2)	$4,770,623
Net debt(3)	$3,479,884
Total enterprise value	$8,250,507
Net debt/total enterprise value	42%

_______________________________________________

(1)
Our total portfolio includes eight office properties in two unconsolidated institutional real estate funds which we manage and of which we own a weighted average of approximately 60% at June 30, 2015 based on square footage.

(2)	Equity capitalization represents our fully diluted shares multiplied by the closing price of our common stock on June 30, 2015.

(3)	Net debt represents our consolidated debt, net of our cash and cash equivalents. Net debt excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definition

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Company Overview

Property Map
as of June 30, 2015

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Company Overview

Board of Directors and Executive Officers
as of June 30, 2015

OUR BOARD OF DIRECTORS
___________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer – Geisinger Health System
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC
Virginia McFerran	Founder and owner of M Consulting; former Chief Information Officer of the UCLA Health system

OUR EXECUTIVE OFFICERS
____________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Theodore E. Guth	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)	(audited)
Assets
Investment in real estate:
Land	$924,965	$900,813
Buildings and improvements	5,686,683	5,590,118
Tenant improvements and lease intangibles	697,359	666,672
Investment in real estate, gross	7,309,007	7,157,603
Less: accumulated depreciation and amortization	(1,624,228)	(1,531,157)
Investment in real estate, net	5,684,779	5,626,446

Cash and cash equivalents	74,530	18,823
Tenant receivables, net	2,382	2,143
Deferred rent receivables, net	78,363	74,997
Acquired lease intangible assets, net	4,983	3,527
Interest rate contract assets	2,817	—
Investment in unconsolidated real estate funds	167,287	171,390
Other assets	23,590	57,270
Total assets	$6,038,731	$5,954,596

Liabilities
Secured notes payable and revolving credit facility	$3,554,414	$3,435,290
Interest payable, accounts payable and deferred revenue	56,128	54,364
Security deposits	37,409	37,450
Acquired lease intangible liabilities, net	35,264	45,959
Interest rate contract liabilities	26,684	37,386
Dividends payable	30,721	30,423
Total liabilities	3,740,620	3,640,872

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,463	1,449
Additional paid-in capital	2,697,809	2,678,798
Accumulated other comprehensive income (loss)	(19,859)	(30,089)
Accumulated deficit	(735,904)	(706,700)
Total Douglas Emmett, Inc. stockholders' equity	1,943,509	1,943,458
Noncontrolling interests	354,602	370,266
Total equity	2,298,111	2,313,724
Total liabilities and equity	$6,038,731	$5,954,596

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues:
Office rental:
Rental revenues	$103,808	$100,264	$204,459	$198,877
Tenant recoveries	11,463	11,720	21,613	22,627
Parking and other income	21,520	19,572	42,175	39,135
Total office revenues	136,791	131,556	268,247	260,639

Multifamily rental:
Rental revenues	21,975	18,370	43,619	36,680
Parking and other income	1,691	1,496	3,400	2,975
Total multifamily revenues	23,666	19,866	47,019	39,655

Total revenues	160,457	151,422	315,266	300,294

Operating Expenses:
Office expenses	46,542	44,661	90,741	88,013
Multifamily expenses	5,930	5,096	11,750	10,229
General and administrative	7,473	6,712	14,834	13,523
Depreciation and amortization	51,246	50,939	101,080	101,138
Total operating expenses	111,191	107,408	218,405	212,903

Operating income	49,266	44,014	96,861	87,391

Other income	2,415	4,586	10,974	8,873
Other expenses	(1,619)	(1,678)	(3,191)	(3,131)
Income, including depreciation, from unconsolidated real estate funds	1,207	947	2,650	2,060
Interest expense	(35,177)	(31,952)	(68,816)	(63,790)
Acquisition-related expenses	(198)	—	(488)	(28)
Net income	15,894	15,917	37,990	31,375
Less: Net income attributable to noncontrolling interests	(2,446)	(2,554)	(5,843)	(5,036)
Net income attributable to common stockholders	$13,448	$13,363	$32,147	$26,339

Net income per common share – basic	$0.092	$0.093	$0.220	$0.183
Net income per common share – diluted	$0.089	$0.090	$0.213	$0.178

Weighted average shares of common stock outstanding - basic	145,898	143,717	145,614	143,426
Weighted average shares of common stock outstanding - diluted	150,304	147,945	150,054	147,429

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated
Funds From Operations & Adjusted Funds From Operations(1)
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Funds From Operations (FFO)
Net income attributable to common stockholders	$13,448	$13,363	$32,147	$26,339
Depreciation and amortization of real estate assets	51,246	50,939	101,080	101,138
Net income attributable to noncontrolling interests	2,446	2,554	5,843	5,036
Adjustments attributable to consolidated joint venture and unconsolidated funds(2)	3,854	3,898	7,935	7,764
FFO	$70,994	$70,754	$147,005	$140,277

Adjusted Funds From Operations (AFFO)
FFO	$70,994	$70,754	$147,005	$140,277
Straight-line rent	(1,141)	(1,140)	(3,366)	(2,426)
Net accretion of acquired above and below market leases(3)	(3,141)	(3,542)	(12,940)	(7,094)
Amortization of interest rate contracts and deferred loan costs	2,201	1,027	3,974	2,048
Recurring capital expenditures, tenant improvements and leasing commissions	(11,713)	(12,564)	(27,006)	(23,448)
Non-cash compensation expense	3,676	2,325	7,314	4,675
Adjustments attributable to consolidated joint venture and unconsolidated funds(2)	(1,244)	61	(1,897)	(130)
AFFO	$59,632	$56,921	$113,084	$113,902

Weighted average share equivalents outstanding - diluted(4)	177,621	176,310	177,571	176,053
FFO per share- diluted	$0.40	$0.40	$0.83	$0.80
AFFO per share- diluted	$0.34	$0.32	$0.64	$0.65
Dividends per share	$0.21	$0.20	$0.42	$0.40
AFFO payout ratio	61.2%	60.6%	64.5%	60.5%
____________________________________________________

(1)	Reflects our consolidated FFO and AFFO attributable to the common stockholders and noncontrolling interests.

(2)
Adjusts for (i) the portion of each other listed adjustment item that is attributed to the noncontrolling interest in our consolidated joint venture and (ii) the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

(3)
Other Income during the first quarter of 2015 included $6.6 million of accretion of an above-market ground lease related to the acquisition of the land under one of our office buildings. We do not expect comparable amounts in future quarters.

(4)	Calculated based on the weighted average common shares outstanding, as well as the weighted average units in our Operating Partnership and other convertible equity instruments outstanding.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Same Property Statistical & Financial Data
(unaudited and in thousands, except statistics)

	As of June 30,
	2015	2014
Same Property Office Statistics
Number of properties	50	50
Rentable square feet (in thousands)	12,791	12,780
Ending % leased	92.1%	91.5%
Ending % occupied	90.3%	89.1%
Quarterly average % occupied	90.4%	89.5%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased(1)	99.8%	100.0%

	Three Months Ended June 30,		% Favorable
	2015	2014	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$127,630	$127,110	0.4%
Total office expenses	(43,269)	(42,966)	(0.7)%
Office NOI	84,361	84,144	0.3%

Total multifamily revenues	20,789	19,866	4.6%
Total multifamily expenses	(5,105)	(5,096)	(0.2)%
Multifamily NOI	15,684	14,770	6.2%

Same Property NOI - GAAP basis	$100,045	$98,914	1.1%

Same Property Net Operating Income - Cash Basis
Total office revenues	$124,662	$123,441	1.0%
Total office expenses	(43,282)	(43,016)	(0.6)%
Office NOI	81,380	80,425	1.2%

Total multifamily revenues	19,951	19,026	4.9%
Total multifamily expenses	(5,105)	(5,096)	(0.2)%
Multifamily NOI	14,846	13,930	6.6%

Same Property NOI - cash basis	$96,226	$94,355	2.0%

____________________________________________________

(1)
In calculating the percentage of unit leased, units temporarily unoccupied as a result of fire or similar damage (25 units in 2014) were removed from the numerator and denominator. In both cases, the lost rent from those units was expected to be recovered from insurance.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(unaudited and in thousands)

	Three Months Ended June 30,
	2015	2014

Same property office revenues - cash basis	$124,662	$123,441
GAAP adjustments per definition of NOI - cash basis	2,968	3,669
Same property office revenues - GAAP basis	127,630	127,110

Same property office expenses - cash basis	(43,282)	(43,016)
GAAP adjustments per definition of NOI - cash basis	13	50
Same property office expenses - GAAP basis	(43,269)	(42,966)

Office NOI - GAAP basis	84,361	84,144

Same property multifamily revenues - cash basis	19,951	19,026
GAAP adjustments per definition of NOI - cash basis	838	840
Same property multifamily revenues - GAAP basis	20,789	19,866

Same property multifamily expenses - cash basis	(5,105)	(5,096)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,105)	(5,096)

Multifamily NOI - GAAP basis	15,684	14,770

Total same property NOI - GAAP basis	100,045	98,914
Non-comparable office revenues	9,161	4,446
Non-comparable office expenses	(3,273)	(1,695)
Non-comparable multifamily revenues	2,877	—
Non-comparable multifamily expenses	(825)	—
Total NOI - GAAP basis	107,985	101,665
General and administrative	(7,473)	(6,712)
Depreciation and amortization	(51,246)	(50,939)
Operating income	49,266	44,014
Other income	2,415	4,586
Other expenses	(1,619)	(1,678)
Income, including depreciation, from unconsolidated real estate funds	1,207	947
Interest expense	(35,177)	(31,952)
Acquisition-related expenses	(198)	—
Net income	15,894	15,917
Less: Net income attributable to noncontrolling interests	(2,446)	(2,554)
Net income attributable to common stockholders	$13,448	$13,363

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Unconsolidated Real Estate Funds Operating Results(1)
(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Unconsolidated Real Estate Funds Summary Income Statement(2)	2015	2014	2015	2014

Office revenues	$17,561	$16,274	$35,041	$32,629
Office expenses	(7,348)	(6,600)	(14,039)	(13,042)
NOI	10,213	9,674	21,002	19,587
General and administrative	(112)	(72)	(172)	(103)
Depreciation and amortization	(6,735)	(6,764)	(13,650)	(13,395)
Operating income	3,366	2,838	7,180	6,089
Other income	—	114	—	114
Interest expense	(2,884)	(2,894)	(5,738)	(5,761)
Net income	$482	$58	$1,442	$442

Unconsolidated Real Estate Funds FFO(2)

Net income	$482	$58	$1,442	$442
Add back: depreciation and amortization	6,735	6,764	13,650	13,395
FFO	$7,217	$6,822	$15,092	$13,837

Our Share of the Unconsolidated Real Estate Funds FFO

Our share of the unconsolidated real estate funds' net income	$379	$134	$1,005	$459
Add back: our share of the funds' depreciation and amortization	3,931	3,934	7,993	7,796
Equity allocation and basis difference	828	813	1,645	1,601
Our share of the unconsolidated real estate funds' FFO	$5,138	$4,881	$10,643	$9,856
__________________________________________________

(1)
We own and manage significant equity interests in two unconsolidated institutional real estate Funds, which own a combined eight Class A office properties, totaling 1.8 million square feet, in our submarkets.  Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of approximately 60% at June 30, 2015 based on square footage), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of the amounts related to the Funds on a combined basis.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Debt Balances (as of June 30, 2015, unaudited and in thousands)

Description	Maturity Date		Principal Balance	Effective Rate (2)	Swap Maturity Date

Term Debt(1)	12/24/2015		$20,000	LIBOR + 1.45%	--
	3/1/2016	(3)	16,140	LIBOR + 1.60%	--
	3/1/2016		82,000	LIBOR + 0.62%	--
	6/1/2017		18,000	LIBOR + 0.62%	--
	10/2/2017	(4)	259,622	4.45%	7/1/2015
	4/2/2018		510,000	4.12%	4/1/2016
	8/1/2018		530,000	3.74%	8/1/2016
	8/5/2018	(5)	355,000	4.14%	--
	2/1/2019	(6)	154,102	4.00%	--
	6/5/2019	(7)	285,000	3.85%	--
	10/1/2019	(8)	145,000	LIBOR + 1.25%	--
	3/1/2020	(9)	349,070	4.46%	--
	11/2/2020		388,080	3.65%	11/1/2017
	4/15/2022		340,000	2.77%	4/1/2020
	4/1/2025		102,400	2.84%	3/1/2020
Total Term Debt			$3,554,414
Credit facility(10)	12/11/2017		—	LIBOR + 1.40%	--
Total Debt			$3,554,414

_________________________________________________________________________

(1)
As of June 30, 2015, the weighted average remaining life (including extension options) of our outstanding term debt (excluding our revolving credit line) was 4.0 years. For the $3.27 billion of term debt on which the interest rate was fixed under the terms of the loan or a swap, (i) the weighted average remaining life was 4.1 years, (ii) the weighted average remaining period during which interest was fixed was 2.4 years, (iii) the weighted average annual interest rate was 3.89% and (iv) including the non-cash amortization of prepaid financing, the weighted average effective interest rate was 4.00%. Except as otherwise noted below, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only, with the outstanding principal due upon maturity.

(2)	Effective annual rate, which includes the effect of interest rate contracts as of June 30, 2015, and excludes the effect of prepaid loan fees.

(3)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(4)	This loan was paid in full on July 1, 2015 using cash on hand and proceeds from our credit facility.

(5)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(7)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(8)	During the period from April 16, 2015 to June 30, 2015, the interest on $140 million of this loan was effectively fixed at 3.7% per annum.

(9)
Interest rate is fixed until March 1, 2018, and is floating thereafter, with principal amortization after May 2016 based upon a 30-year amortization schedule. The effective term shown includes the effect of our exercise of two one-year extension options which we expect to be able to exercise.

(10)	$300.0 million revolving credit facility secured by 3 separate collateral pools consisting of a total of 6 properties. Unused commitment fees range from 0.15% to 0.20%.

Unconsolidated Debt Balances (as of June 30, 2015, unaudited and in thousands)

Maturity Date	Principal Balance	Our Share of Principal		Effective Rate(1)	Swap Maturity Date

4/1/2016	$51,441	$12,477	(2)	5.67%	—
5/1/2018	325,000	222,980	(3)	2.35%	5/1/2017
	$376,441	$235,457

_________________________________________________________________________

(1)	Effective annual rate, which includes the effect of interest rate contracts as of June 30, 2015 and excludes the effect of prepaid loan fees.

(2)	Loan to one of our unconsolidated Funds secured by one property. The loan requires monthly payments of principal and interest.

(3)	Loan to one of our unconsolidated Funds secured by six properties. The loan requires monthly payments of interest only.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2015

Submarket	Number of Properties	Rentable Square Feet		Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	9	1,860,656		12.0%	7,741,422	21.2%
Brentwood	14	1,672,849	(1)	10.8	3,356,126	49.8
Burbank	1	420,949		2.7	6,733,458	6.3
Century City	3	916,952		5.9	10,064,599	9.1
Honolulu	4	1,716,709		11.1	5,088,599	33.7
Olympic Corridor	5	1,098,075		7.1	3,294,672	33.3
Santa Monica	8	973,169		6.3	8,709,282	11.2
Sherman Oaks/Encino	13	3,602,988		23.2	6,171,530	58.4
Warner Center/Woodland Hills	3	2,856,442		18.4	7,203,647	39.7
Westwood	2	396,808		2.5	4,443,398	8.9
Total	62	15,515,597		100.0%	62,806,733	24.4%

_____________________________________________________

(1)
Excludes an approximately 35,000 square foot building on one property which was removed from service in connection with a planned multi-family development project at the site. See our multifamily development projects on page 22.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2015

Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	96.6%	$71,645,456	$41.16	$3.43
Brentwood	96.4	58,550,367	37.96	3.16
Burbank	100.0	16,048,013	38.12	3.18
Century City	98.1	34,168,010	38.87	3.24
Honolulu(3)	88.4	48,873,574	33.45	2.79
Olympic Corridor	95.9	31,688,882	31.10	2.59
Santa Monica(4)	100.0	53,694,284	55.76	4.65
Sherman Oaks/Encino	93.7	105,264,933	32.21	2.68
Warner Center/Woodland Hills	82.9	62,973,261	27.67	2.31
Westwood	94.5	13,509,335	36.46	3.04
Total / Weighted Average	92.8	$496,416,115	35.61	2.97

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended June 30, 2015				$0.05
For the six months ended June 30, 2015				$0.07

_______________________________________________________________

(1)	Includes 286,178 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $2,830,631 of annualized rent attributable to a health club that we operate.

(4)	Includes $2,142,943 of annualized rent attributable to our corporate headquarters.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Tenant Diversification
Total Office Portfolio as of June 30, 2015

Percentage of Annualized Rent by Lease Size

Individual tenants paying 1% or more of aggregate Annualized Rent(1):

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(3)	3	3	2016-2019	580,812	3.7%	$21,668,291	4.4%
William Morris Endeavor(4)	1	1	2027	181,215	1.2	9,068,570	1.8
Equinox Fitness(5)	4	4	2018-2033	137,648	0.9	5,051,120	1.0
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,986,430	1.0
Total	9	9		990,507	6.4%	$40,774,411	8.2%

(1) Based on minimum base rent in leases expiring after June 30, 2015.
(2) Expiration dates are per leases. For tenants with multiple leases, the range shown reflects leases other than storage and similar leases.

(3) Includes a 150,000 square foot lease expiring in April 2016 (an existing subtenant has leased 101,000 square feet of this space commencing on expiration of the current lease and continuing until July 2023), a 10,000 square foot lease expiring in December 2017 and a 421,000 square foot lease expiring in September 2019.

(4) Tenant has an option to terminate this lease in December 2022.

(5) Includes a 44,000 square foot lease expiring in April 2018, a 33,000 square foot lease expiring in August 2019, a 31,000 square foot lease expiring in September 2027 and a 30,000 square foot lease expiring in April 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Distribution
Total Office Portfolio as of June 30, 2015

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,361	51.4%	1,868,427		12.0%	$66,382,181	13.4%
2,501-10,000	966	36.4	4,643,525		29.9	160,601,496	32.4
10,001-20,000	213	8.0	2,910,442		18.8	103,979,419	20.9
20,001-40,000	81	3.1	2,131,781		13.7	76,107,971	15.3
40,001-100,000	23	0.9	1,379,942		8.9	52,403,756	10.6
Greater than 100,000	5	0.2	1,005,941		6.5	36,941,292	7.4
Subtotal	2,649	100.0%	13,940,058	(1)	89.8%	496,416,115	100.0%
Signed leases not commenced			286,178		1.9
Available			1,122,704		7.2
Building Management Use			108,532		0.7
BOMA Adjustment(2)			58,125		0.4
Total	2,649	100.0%	15,515,597		100.0%	$496,416,115	100.0%

(1) Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,400 square feet.
(2) Represents square footage adjustments for leases that do not reflect BOMA remeasurement.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of June 30, 2015

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	528	18.4%
Financial Services	333	13.9
Entertainment	187	13.7
Real Estate	211	9.8
Health Services	355	8.7
Accounting & Consulting	322	8.5
Retail	186	6.6
Insurance	111	5.5
Technology	126	5.1
Advertising	79	2.6
Public Administration	79	2.4
Educational Services	33	2.2
Other	99	2.6
Total	2,649	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of June 30, 2015

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2015	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	51	213,241	1.4%	$7,462,803	1.5%	$35.00	$35.00
2015	171	479,912	3.1	15,942,351	3.2	33.22	33.48
2016	559	2,021,103	13.0	69,747,564	14.1	34.51	35.74
2017	564	2,351,174	15.2	79,561,463	16.0	33.84	35.68
2018	425	1,899,237	12.2	71,629,470	14.5	37.71	40.78
2019	286	1,797,303	11.6	63,553,154	12.8	35.36	39.15
2020	271	1,702,110	11.0	60,154,460	12.1	35.34	40.19
2021	118	999,695	6.4	35,696,949	7.2	35.71	41.84
2022	60	557,749	3.6	19,605,785	3.9	35.15	41.42
2023	53	721,459	4.6	23,426,164	4.7	32.47	40.75
2024	44	309,061	2.0	11,322,324	2.3	36.63	47.01
Thereafter	47	888,014	5.7	38,313,628	7.7	43.15	61.10
Subtotal/Weighted Average	2,649	13,940,058	89.8	496,416,115	100.0	35.61	40.10
Signed leases not commenced		286,178	1.9
Available		1,122,704	7.2
Building Management Use		108,532	0.7
BOMA Adjustment(3)		58,125	0.4
Total/Weighted Average	2,649	15,515,597	100.0%	$496,416,115	100.0%	35.61	40.10

___________________________________________________

(1)	Represents annualized rent at June 30, 2015 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Quarterly Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2015

	Q3 2015	Q4 2015	Q1 2016	Q2 2016

Expiring SF(1)	164,660	315,252	368,255	519,300
Percentage of Portfolio	1.1%	2.0%	2.4%	3.3%
Expiring Rent per SF(2)	$33.58	$33.42	$33.48	$37.15

Detailed Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q3 2015	Q4 2015	Q1 2016	Q2 2016

Beverly Hills	Expiring SF(1)	12,003	28,087	39,571	48,355
	Expiring Rent per SF(2)	$38.01	$40.16	$38.65	$42.11
Brentwood	Expiring SF(1)	9,807	41,326	45,662	88,639
	Expiring Rent per SF(2)	$35.07	$35.78	$34.41	$37.69
Century City	Expiring SF(1)	31,883	17,330	40,321	19,261
	Expiring Rent per SF(2)	$38.79	$34.25	$40.50	$37.94
Honolulu	Expiring SF(1)	12,004	37,022	38,668	35,292
	Expiring Rent per SF(2)	$33.71	$31.51	$31.67	$35.50
Olympic Corridor	Expiring SF(1)	5,509	19,820	37,828	25,369
	Expiring Rent per SF(2)	$31.50	$30.56	$31.29	$31.78
Santa Monica	Expiring SF(1)	12,510	15,551	4,581	33,834
	Expiring Rent per SF(2)	$54.02	$35.45	$64.29	$57.70
Sherman Oaks/Encino	Expiring SF(1)	42,380	89,293	75,160	203,503
	Expiring Rent per SF(2)	$31.69	$31.97	$32.51	$35.26
Warner Center/Woodland Hills	Expiring SF(1)	29,543	47,219	81,100	49,059
	Expiring Rent per SF(2)	$18.04	$26.24	$27.83	$29.07
Westwood	Expiring SF(1)	9,021	19,604	5,364	15,988
	Expiring Rent per SF(2)	$40.05	$46.89	$35.90	$35.73

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of June 30, 2015, other than 213,241 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended June 30, 2015

		Rentable Square feet	Percentage

Net Absorption During Quarter		22,050	0.14%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	79	199,726	59
Renewal leases	120	479,358	46
All leases	199	679,084	50

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(1)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases executed during the quarter	$37.07	$38.84	N/A
Prior leases for the same space	$30.93	$32.07	$34.95
Percentage change	19.9%	21.1%	6.1%	(2)

Average Office Lease Transaction Costs (Per Square Foot)(3)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$29.93	$6.04
Renewal leases signed during the quarter	$14.25	$3.85
All leases signed during the quarter	$19.14	$4.68

________________________________________________________________

(1)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and leases on space where the prior lease was terminated more than a year before execution of the new lease. In calculating this number, we did not include the renewal of the lease for our corporate headquarters in Santa Monica signed during the second quarter. Including that lease, the starting cash rents on our office leases that we signed during the second quarter were 9.6% higher than the expiring leases for the same space, and the straight line rents were 24.8% higher than the expiring leases for the same space.

(2)
The percentage change for expiring cash rent represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space.

(3)
Represents the weighted average of tenant improvements and leasing commissions. This number excludes the renewed lease for our corporate headquarters in Santa Monica; including that lease our blended average lease transaction costs per square foot per year for leases executed in the second quarter were $4.38.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2015

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,566	47
Santa Monica	2	820	25
Total	10	3,336	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.9%	$27,153,888	$2,384
Honolulu	99.7	32,635,680	1,741
Santa Monica(1)	99.9	25,853,304	2,631
Total / Weighted Average	99.8%	$85,642,872	2,143

Recurring Multifamily Capital Expenditures per Unit

For the three months ended June 30, 2015	$134

For the six months ended June 30, 2015	$205

________________________________________________________________

(1)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $248,320.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Development Projects
Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including the new entry and common area facilities, the new 8 story buildings and re-skinned existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units	Estimated Cost (1)	Anticipated Completion of Construction
500	$120 million	Late 2017
Our Moanalua Hillside apartment community currently includes 696 apartment units located on 28 acres near downtown Honolulu and key military bases. The development project would add 500 new units. In addition, we plan to improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.

The Landmark, Brentwood, California
Projected Units	Estimated Cost(1)	Anticipated Start of Construction	Anticipated Construction Period
376	$120 - $140 million	2017	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning oceans views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or unanticipated delays.

_____________________________________________________________________________

(1)
Estimated cost does not include the cost of the land, which in each case was previously purchased in connection with the current use. In the case of The Landmark, the cost of the existing underground parking garage is also not included.

NOTES:

(1)	All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties.

(2)	Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2015 OUTLOOK

Metric	2015 Guidance
Funds From Operations (FFO)	$1.61 to $1.65 per share
Adjusted Funds From Operations (AFFO)	$1.24 to $1.28 per share

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy	Calculated by averaging the occupancy rates for each quarter in the year, which is determined by averaging the last day of the quarter with the last day of the prior quarter.	90.5% to 91.5%	unchanged
Residential Leased Rate	We manage our apartment portfolio to be fully leased as a result of supply constraints and rent control in our markets.	Essentially Fully Leased	unchanged
Same Property Cash NOI	Includes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase 2.5% to 3.5%	revised
Core Same Property Cash NOI	Excludes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase 3.0% to 4.0%	revised
Revenue from Above/Below Market Leases	Does not include $6.6 million of Other Income (net) in the first quarter related to a ground lease in Honolulu, which is also deducted in calculating AFFO.	$11 to $13 Million	unchanged
Straight-Line Revenue	Assumes that non-cash Straight-Line Revenues will be essentially the same as in 2014.	$4 to $6 Million	unchanged
G&A	We expect to maintain G&A at approximately 5% of revenue.	$27 to $30 Million	unchanged
Interest Expense	During the remainder of 2015, we expect to continue to extend our debt maturities.	$137 to $139 Million	revised
Weighted Average Diluted Shares	Range based on variations in average stock price; does not assume any new stock offerings.	177 to 178 Million	unchanged
Other Income (net)	Excluding the impact of any special items in any quarter, we assume that Other Income (net of Other Expense) will be in the neighborhood of $500,000 per quarter for the remainder of the year.
Acquisitions/ Dispositions	Does not include any impact (including related costs) from acquisitions or dispositions that have not been announced.

Except as disclosed, our guidance does not include the impact from possible future property acquisitions or dispositions, including acquisition and disposition costs, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization of interest rate contracts and deferred loan costs; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and our ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 286,178 square feet with respect to signed leases not yet commenced at June 30, 2015).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent recovered from insurance.

Average Occupancy Rates: Calculated by averaging the occupancy rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the occupancy rates for all the quarters in the respective reported period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Diluted Shares:  Diluted shares represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: GAAP refers to accounting principles generally accepted in the United States.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income (or loss) including depreciation from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	“NOI - Cash basis” is calculated by excluding from the GAAP basis NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.

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Definitions

 We provide NOI as a supplemental performance measure because, by excluding the adjustments listed above, some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  Represents the percentage leased, not including signed leases not yet commenced, as of June 30, 2015.

Properties Owned:  Our "Consolidated Portfolio" includes all of the properties included in our consolidated results. We own 100% of these properties, except for a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Recurring Capital Expenditures: Building improvements and leasing costs required to maintain current revenues once a property has been stabilized, generally excluding capital expenditures and leasing costs for items such as acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on the BOMA remeasurement.  At June 30, 2015, total consists of 14,226,236 leased square feet (including 286,178 square feet with respect to signed leases not commenced), 1,122,704 available square feet, 108,532 building management use square feet and 58,125 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared.  Therefore, we excluded from our same property set for this quarter any properties (i) acquired on or after January 1, 2014; (ii) sold, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2014; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on January 1, 2014 and ending on June 30, 2015. Our same properties for 2015 include all of our consolidated properties other than (i) a 216,000 square foot office property we acquired in October 2014, (ii) a 468 unit multifamily property in Honolulu we acquired in December 2014, (iii) a 227,000 square foot office property we acquired in March 2015, (iv) a 413,000 square foot office property which included a 35,000 square foot store on which we expect to develop a residential tower and (v) a 79,000 square foot office property in Honolulu (a joint venture in which we own a 66.67% interest) which is undergoing a repositioning.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of June 30, 2015, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the measurement date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

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